Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they are included and incorporated by reference in this Registration Statement on Form S-4 of Whiting Petroleum Corporation and the related prospectus that is a part thereof, including under the heading “Experts.” We hereby further consent to the incorporation by reference of information contained in our reports setting forth the estimates of revenues from Whiting Petroleum Corporation’s oil and gas reserves as of December 31, 2017, 2016 and 2015.

Sincerely,

/s/ W. Todd Brooker
W. Todd Brooker, P.E. (Lic. # 83462, TX)
President
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

May 25, 2018